UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2018, the Board of Directors (the “Board”) of Ducommun Incorporated (the “Company”) appointed Shirley G. Drazba as a Class III Director, effective immediately, to serve for a term expiring at the annual meeting of stockholders in 2021 and until her successor is elected and qualified. In connection with Ms. Drazba’s election to the Board, she has been appointed to serve as a member of the Innovation Committee of the Board, a newly constituted Board Committee comprised of existing directors Stephen G. Oswald, Richard A. Baldridge, and chaired by Gregory S. Churchill. The newly formed committee will be responsible for technology related opportunities and issues of strategic importance to the Company.

In connection with her service as a director, Ms. Drazba, as a non-employee director, will be compensated on the same basis as other non-employee directors of the Company. As such, she will receive a prorated grant of restricted stock under the Company’s 2013 Stock Incentive Plan (Amended and Restated May 2, 2018), equal to 600 shares of restricted stock, and will also receive a prorated portion of the annual cash retainer, equal to $20,000, on a prorated basis. See “Compensation of Directors” in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 23, 2018 for further information with respect to director compensation. In connection with her appointment as a director, the Company has entered into its standard form of indemnification agreement with Ms. Drazba, which among other things, requires the Company to indemnify Ms. Drazba to the fullest extent permitted by the General Corporation Law of the State of Delaware in connection with any proceedings relating to her service as a director of the Company and to advance any expenses incurred by Ms. Drazba in connection with any such proceedings.

The Company is unaware of any arrangements or understandings between Ms. Drazba and any other person pursuant to which she was selected as a director of the Company and she has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 22, 2018, the Company issued a press release regarding Ms. Drazba’s election to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Title or Description

99.1	Ducommun Incorporated press release issued on October 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: October 22, 2018	By:	/s/ Douglas L. Groves
Douglas L. Groves
Vice President, Chief Financial Officer and Treasurer